EXHIBIT 11

                   ESTERLINE TECHNOLOGIES CORPORATION

                Computation of Earnings Per Common Share
       For the Three and Nine Months Ended July 31, 1996 and 1995
                              (Unaudited)
                (In thousands, except per share amounts)

                                 Three Months Ended      Nine Months Ended
                                      July 31,                July 31,
                                  -----------------      ------------------
                                  1996       1995         1996       1995
                                  ----       ----         ----       ----
Primary Basis
Net Earnings                    $   5,028 $    6,589    $  14,572 $  11,838
                                ========= ==========    ========= =========
Average Number of Common Shares
   Outstanding                      8,483      6,582        7,747     6,545
Net Shares Assumed to be Issued
   for Stock Options                  241        484          254       437
                                --------- ----------    --------- ---------
   Total average common shares
      on a primary basis            8,724      7,066        8,001     6,982
                                ========= ==========    ========= =========
Net Earnings per Common
   Share - Primary Basis        $     .58 $      .93    $    1.82 $    1.70
                                ========= ==========    ========= =========

Fully Diluted Basis
Net Earnings                    $   5,028 $    6,589    $  14,572 $  11,838
                                ========= ==========    ========= =========
Average Number of Common Shares
   Outstanding                      8,483      6,582        7,747     6,545
Net Shares Assumed to be Issued
   for Stock Options                  241        544          254       613
                                --------- ----------    --------- ---------
   Total average common shares
      on a fully diluted basis      8,724      7,126        8,001     7,158
                                ========= ==========    ========= =========
Net Earnings per Common

   Share - Fully Diluted Basis  $     .58 $      .92    $    1.82 $    1.65
                                ========= ==========    ========= =========
Net Earnings per Common
   Share - Primary Basis        $     .58 $      .93    $    1.82 $    1.70
                                ========= ==========    ========= =========

Dilutive Effect per
   Common Share                      None $      .01         None $     .05
                                ========= ==========    ========= =========


Note: The sum of quarterly per share amounts may not equal per share amounts reported for the year-to-date periods due to changes in the number of weighted average shares outstanding for each period.